Exhibit 10.7

Execution Copy

LIMITED WAIVER TO

SECOND LIEN TERM LOAN AGREEMENT

                                                This LIMITED WAIVER TO SECOND LIEN TERM LOAN AGREEMENT (this “Limited Waiver”), dated as of May 2, 2012, is by and among EUREKA HUNTER PIPELINE, LLC, a Delaware limited liability company (“Borrower”), PENNANTPARK INVESTMENT CORPORATION, a Maryland corporation (“PennantPark”) and the other several banks and other financial institutions or entities party hereto (together with PennantPark, the “Lenders”).

                                                WHEREAS, Borrower and the Lenders are parties to that certain Second Lien Term Loan Agreement, dated as of August 16, 2011 (as amended by that certain First Amendment to Second Lien Term Loan Agreement dated as of September 20, 2011, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and U.S. Bank National Association, as collateral agent (the “Collateral Agent”);

WHEREAS, Borrower has advised the Lenders that the Borrower anticipates the occurrence of certain Events of Default and has requested that the Lenders agree to waive such Events of Default as described herein; and

WHEREAS, on the terms and subject to the conditions contained herein, the Lenders are willing to waive certain anticipated Events of Default in accordance with Section 10.2 of the Credit Agreement, as set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.              Defined Terms.  Capitalized terms used but not defined in this Limited Waiver shall have the meanings ascribed to such terms in the Credit Agreement.  The principles of interpretation set forth in Section 1.4 of the Credit Agreement shall apply to the provisions of this Limited Waiver.

2.              Limited Waiver.  Effective as of the date hereof, the Lenders party hereto hereby agree to waive any Events of Default occurring as a result of the Borrower’s failure to comply with (i) the minimum Interest Coverage Ratio required by Section 6.1(b) of the Credit Agreement for the Fiscal Quarter ended March 31, 2012, (ii) the maximum Total Leverage Ratio required by Section 6.1(c) of the Credit Agreement for the Fiscal Quarter ended March 31, 2012 and (iii) the maximum First Lien Leverage Ratio required by Section 6.1(d) of the Credit Agreement for the Fiscal Quarter ended March 31, 2012.

3.              Representations and Warranties. Borrower represents and warrants as of the date hereof to each Lender that:

(a)                                 The Borrower (i) has the power and authority, and the legal right, to make, deliver and perform this Limited Waiver and (ii) has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Limited Waiver;

(b)                                 No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained by the Borrower in connection with the execution, delivery, performance, validity or enforceability of this Limited Waiver;

(c)                                  This Limited Waiver (i) has been duly executed and delivered on behalf of the Borrower and (ii) constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d)                                 The execution, delivery and performance of this Limited Waiver, the borrowings under the Credit Agreement in connection herewith, and the use of the proceeds thereof will not result in a violation of any Requirement of Law or any Contractual Obligation of the Borrower, and will not result in, or require the creation or imposition of any Lien on any of its Properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Collateral Documents);

(e)                                  After giving effect to the limited waiver set forth in Section 2, the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and accurate in all material respects as of the date hereof (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality qualifier, in which case such representations and warranties shall be true and correct in all respects, and those representations and warranties that are made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date) with the same force and effect as if such had been made on and as of the date hereof; and

(f)                                   After giving effect to the limited waiver set forth in Section 2, no Default or Event of Default has occurred and is continuing as of the date hereof.

4.              Conditions Precedent. The effectiveness of this Limited Waiver is subject to the satisfaction of the following conditions precedent:

(a)                                 The Required Lenders and the Borrower having executed and delivered this Limited Waiver;

(b)                                 Each “Default” and “Event of Default” under and as defined in the First Lien Indebtedness Documents having been waived in a manner reasonably satisfactory to PennantPark; and

(c)                                  Borrower having paid, or caused to be paid, any outstanding fees and expenses of PennantPark, including any outstanding legal fees of Latham & Watkins, LLP, counsel for PennantPark.

5.              Loan Documents. This Limited Waiver shall constitute a Loan Document, as such term is defined in the Credit Agreement.  This Limited Waiver is not intended to nor shall it be construed to create a novation or accord and satisfaction with respect to any of the Obligations.

6.              Severability. Any provision of this Limited Waiver that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.              Integration. This Amendment and the other Loan Documents represent the entire agreement of the Loan Parties and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

8.              GOVERNING LAW. THIS LIMITED WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LIMITED WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.              Survival.  The representations and warranties contained in Section 3 of this Limited Waiver shall survive the execution and delivery of this Limited Waiver and the effective date hereof.

10.       Ratification; No Other Amendments or Waiver. Except as expressly modified hereby, the Credit Agreement and each other Loan Document are each hereby ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the respective terms thereof.  Other than as otherwise expressly provided herein, this Limited Waiver shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of any Lender, the Collateral Agent or any other Indemnitee under the Agreement or any of the other Loan Documents, nor shall the entering into of this Limited Waiver preclude any such Person from refusing to enter into any further amendments with respect to the Agreement or any of the other Loan Documents.  Other than as to otherwise expressly provided herein, this Limited Waiver shall not constitute a waiver of compliance with any covenant or other provision in the Credit Agreement or any other Loan Document or of the occurrence or continuance of any present or future Default or Event of Default.

11.       Headings. The section headings contained in this Limited Waiver are inserted for convenience only and will not affect in any way the meaning or interpretation of this Limited Waiver.

12.       Amendments. This Limited Waiver may not be amended or modified except in the manner specified for an amendment of or modification to the Credit Agreement in Section 10.2 of the Credit Agreement.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

EUREKA HUNTER PIPELINE, LLC

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Executive Vice President

Signature Page to Waiver to

Second Lien Term Loan Agreement

PENNANTPARK INVESTMENT CORPORATION
as a Lender

By:	/s/ Arthur Penn
	Name:	Arthur Penn
	Title:	Chief Executive Officer

PENNANTPARK SBIC LP
as a Lender

By:	/s/ Arthur Penn
	Name:	Arthur Penn
	Title:	Manager of PennantPark SBIC, GP, LLC
General Partner of PennantPark SBIC LP

Signature Page to Waiver to

Second Lien Term Loan Agreement